UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FCB FINANCIAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-0775699
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2500 Weston Road, Suite 300 Weston, Florida	33331
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Class A Common Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-196935
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The information required by this item is contained in the section entitled “Description of Capital Stock-Common Stock” in the Company’s Registration Statement on Form S-1, Registration No. 333-196935, as originally filed with the Securities and Exchange Commission on June 20, 2014, as subsequently amended by any amendments to such Registration Statement.  This information is incorporated herein by reference.  Any form of prospectus that includes such description that is subsequently filed by FCB Financial Holdings, Inc. as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2.

  Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of FCB Financial Holdings, Inc. are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FCB FINANCIAL HOLDINGS, INC.

Date: July 30, 2014	By:	/s/ Paul D. Burner
Name: Paul D. Burner
Title: Chief Financial Officer